Exhibit 10.29

SEVERANCE PROTECTION AGREEMENT

SEVERANCE PROTECTION AGREEMENT dated                              , 2005, by and between Science Applications International Corporation, a Delaware corporation (the “Company”), and                      (the “Executive”).

PURPOSE

The Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) of the Company exists and that the threat or occurrence of a Change in Control may result in the distraction of its key management personnel because of the uncertainties inherent in such a situation.

The Board has determined that it is essential and in the best interests of the Company and its stockholders to retain the services of the Executive in the event of the threat or occurrence of a Change in Control and to ensure the Executive’s continued dedication and efforts in such event without undue concern for the Executive’s personal financial and employment security.

In order to induce the Executive to remain in the employ of the Company, particularly in the event of the threat or occurrence of a Change in Control, the Company desires to enter into this Agreement to provide the Executive with certain benefits in the event the Executive’s employment is terminated as a result of, or in connection with, a Change in Control.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

SECTION 1.     Definitions.

For purposes of this Agreement, the following terms have the meanings set forth below:

“Accrued Compensation” means an amount which includes all amounts earned or accrued by the Executive through and including the Termination Date but not paid to the Executive on or prior to such date, including (a) all base salary, (b) reimbursement for all reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (c) all vacation pay and (d) all bonuses and incentive compensation (other than the Pro Rata Bonus).

“Base Salary Amount” means the greater of the Executive’s annual base salary (a) at the rate in effect on the Termination Date and (b) at the highest rate in effect at any time during the 180-day period prior to a Change in Control, and will include all amounts of the Executive’s base salary that are deferred under any qualified or non-qualified employee benefit plan of the Company or any other agreement or arrangement.

“Beneficial Owner” has the meaning as used in Rule 13d-3 promulgated under the Securities Exchange Act. The terms “Beneficially Owned” and “Beneficial Ownership” each have a correlative meaning.

“Board” means the Board of Directors of the Company.

“Bonus Amount” means the greater of (a) the annual bonus paid or payable to the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which the Termination Date occurs or (b) the average of the annual bonus paid or payable to the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of each of the three fiscal years ending immediately prior to the fiscal year in which the Termination Date occurs (or, if higher, ending in respect of each of the three fiscal years ending immediately prior to the year in which the Change in Control occurs). Bonus Amount includes only the short-term incentive portion of the annual bonus and does not include restricted stock awards, options or other long-term incentive compensation awarded to Executive.

“Cause” for the termination of the Executive’s employment with the Company will be deemed to exist if (i) the Executive has been convicted for committing an act of fraud, embezzlement, theft or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); (ii) the Executive willfully engages in illegal conduct or gross misconduct that is significantly injurious to the Company; however, no act or failure to act, on the Executive’s part shall be considered “willful” unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; or (iii) failure to perform his or her duties in a reasonably satisfactory manner after the receipt of a notice from the Company detailing such failure if the failure is incapable of cure, and if the failure is capable of cure, upon the failure to cure such failure within 30 days of such notice or upon its recurrence.

“Change of Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a) The acquisition by any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof including a group as defined in Section 13(d) thereof) of beneficial ownership (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of twenty-five percent (25%) or more of the outstanding voting securities; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its

Subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b) Individuals who, as of June 10, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to June 10, 2005 and whose election, or whose nomination for election by the Company’s stockholders, to the Board was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (i) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such person owned twenty-five percent (25%) or more of the outstanding shares or outstanding voting securities immediately prior to the

Business Combination; and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company. For purposes of clause (c), any person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined shall be treated as two persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Science Applications International Corporation, a Delaware corporation, and includes its Successors.

“Continuation Period” has the meaning set forth in Section 3.1(b)(iii).

“Disability” means the status of disability determined conclusively by the Company based upon certification of disability by the Social Security Administration or upon such other proof as the Company may reasonably require, effective upon receipt of such certification or other proof by the Company.

“Full Release” means a written release, timely executed so that it is fully effective as of the date of payment pursuant to Section 3(b)(ii), in a form satisfactory to the Company (and similar to the Agreement set forth in Exhibit A) pursuant to which the Executive fully and completely releases the Company from all claims that the Executive may have against the Company (other than any claims that may or have arisen under this Agreement).

“Good Reason” means the occurrence after a Change in Control of any of the events or conditions described in clauses (a) through (h) hereof, without the Executive’s prior written consent:

(a) any (i) material adverse change in the Executive’s status, title, position or responsibilities (including reporting responsibilities) from the Executive’s status, title, position or responsibilities as in effect at any time within 180 days preceding the date of the Change in Control or at any time thereafter, (ii) assignment to the Executive of duties or responsibilities which are inconsistent with the Executive’s status, title, position or responsibilities as in effect at any time within 180 days preceding the date of the Change in Control or at any time thereafter, or (iii) in the case of an Executive who is an executive officer of the Company a significant portion of whose responsibilities relate to the Company’s status as a public company, the failure of such Executive to continue to serve as an executive officer of a public company, in each case except in connection with the termination of the Executive’s employment for Disability, Cause, as a result of the Executive’s death or by the Executive other than for Good Reason;

(b) a reduction in Executive’s base salary or any failure to pay the Executive any cash compensation to which the Executive is entitled within fifteen (15) days after the date when due;

(c) the imposition of a requirement that the Executive be based (i) at any place outside a 50-mile radius from the Executive’s principal place of employment immediately prior to the Change in Control or (ii) at any location other than the Company’s corporate headquarters or, if applicable, the headquarters of the business unit by which he was employed immediately prior to the Change in Control, except, in each case, for reasonably required travel on Company business which is not materially greater in frequency or duration than prior to the Change in Control;

(d) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy with respect to the Company, which petition is not dismissed within 60 days;

(e) any material breach by the Company of any provision of this Agreement;

(f) any purported termination of the Executive’s employment for Cause by the Company which does not comply with the terms of this Agreement; or

(g) the failure of the Company to obtain, as contemplated in Section 7, an agreement, reasonably satisfactory to the Executive, from any Successor to assume and agree to perform this Agreement.

Notwithstanding anything to the contrary in this Agreement, no termination will be deemed to be for Good Reason hereunder if it results from an isolated, insubstantial and inadvertent action not taken by the Company in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

“Notice of Termination” means a written notice from the Company or the Executive of the termination of the Executive’s employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

“Person” has the meaning as used in Section 13(d) or 14(d) of the Securities Exchange Act, and will include any “group” as such term is used in such sections.

“Pro Rata Bonus” means an amount equal to the Bonus Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the then fiscal year through and including the Termination Date and the denominator of which is 365.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Successor” means a corporation or other entity acquiring all or substantially all the assets and business of the Company, whether by operation of law, by assignment or otherwise.

“Termination Date” means (a) in the case of the Executive’s death, the Executive’s date of death, (b) in the case of the termination of the Executive’s employment with the Company by the Executive for Good Reason, five days after the date the Notice of Termination is received by the Company, and (c) in all other cases, the date specified in the Notice of Termination; provided that if the Executive’s employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination will be at least 30 days after the date the Notice of Termination is given to the Executive.

SECTION 2.     Term of Agreement.

The term of this Agreement (the “Term”) will commence on the date hereof and will continue in effect until December 31, 2006; provided that on December 31, 2006 and each anniversary of such date thereafter, the Term shall automatically be extended for one additional year unless, not later than October 1 of such year, the Company or the Executive shall have given notice not to extend the Term; and further provided that in the event a Change in Control occurs during the Term, the Term will be extended to the date 24 months after the date of the occurrence of such Change in Control.

SECTION 3.     Termination of Employment.

3.1 If, during the Term, the Executive’s employment with the Company is terminated within 24 months following a Change in Control, the Executive will be entitled to the following compensation and benefits:

(a) If the Executive’s employment with the Company is terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive’s death or (iii) by the Executive other than for Good Reason, the Company will pay to the Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, a Pro Rata Bonus.

(b) If the Executive’s employment with the Company is terminated for any reason other than as specified in Section 3.1(a), the Executive will be entitled to the following:

(i) the Company will pay the Executive all Accrued Compensation and a Pro Rata Bonus;

(ii) subject to the Executive providing the Company with a Full Release, the Company will pay the Executive as severance pay, and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Base Salary Amount and (B) the Bonus Amount;

(iii) Subject to the Executive providing the Company with a Full Release and complying with [his/her] obligations under Section 6, the Company will, for a period of 36 months (the “Continuation Period”), at its expense provide to the Executive and the Executive’s dependents and beneficiaries the same or equivalent life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits (the “Continuation Period Benefits”) provided to other similarly situated executives who continue in the employ of the Company during the Continuation Period (“similarly situated executives”). The obligations of the Company to provide the Executive and the Executive’s dependents and beneficiaries with the Continuation Period Benefits shall not restrict or limit the Company’s right to terminate or modify the benefits made available by the company to its similarly situated executives or other employees and following any such termination or modification, the Continuation Period Benefits that Executive (and the Executive’s dependents and beneficiaries) shall be entitled to receive shall be so terminated or modified. The Company’s obligation hereunder with respect to the foregoing benefits will be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 3.1(b) will not be interpreted so as to limit any benefits to which the Executive or the Executive’s dependents or beneficiaries may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment;

(iv) the Company shall provide the Executive with outplacement services suitable to the Executive’s position for a period of 12 months or, if earlier, until the first acceptance by the Executive of an offer of employment; and

(v) Such other acceleration of vesting and other benefits provided in other Company plans or agreements regarding options to purchase Company stock, restricted stock, deferral of stock or other equity compensation awards granted to or otherwise applicable to Executive.

(c) The amounts provided for in Section 3.1(a) and Sections 3.1(b)(i), (ii) and (iv) will be paid in a single lump sum cash payment by the Company to the Executive within five days after the Termination Date.

(d) The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment will be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as specifically provided in Section 3.1(b)(iii) and 3.1(b)(iv).

3.2 Except as otherwise noted herein, the compensation to be paid to the Executive pursuant to Sections 3.1(a), 3.1(b)(i) and 3.1(b)(ii) of this Agreement will be in lieu of any similar severance or termination compensation (i.e., compensation based directly on the Executive’s annual salary or annual salary and bonus) to which the Executive may be entitled under any other Company severance or termination agreement, plan, program, policy, practice or arrangement. With respect to any other compensation and benefit to be paid or provided to the Executive pursuant to this Section 3, the Executive will have the right to receive such compensation or benefit as herein provided or, if determined by the Executive to be more advantageous to the Executive, similar compensation or benefits to which the Executive may be entitled under any other Company severance or termination agreement, plan, program, policy, practice or arrangement. The Executive’s entitlement to any compensation or benefits of a type not provided in this Agreement will be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices as in effect from time to time.

SECTION  4.     Notice of Termination. Following a Change in Control, any purported termination of the Executive’s employment by the Company will be communicated by a Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination will be effective without such Notice of Termination.

SECTION 5.     Excise Tax Adjustments.

5.1 In the event Executive becomes entitled to Severance Benefits under Section 3(b) herein, and the Company determines that the benefits provided in Section 3(b) (with the Severance Benefits, the “Total Payments”) will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code, or any similar tax that may hereafter be imposed, the Company shall compute the “Net After-Tax Amount,” and the “Reduced Amount,” and shall adjust the Total Payments as described below. The Net After-Tax Amount shall mean the present value of all amounts payable to the Executive hereunder, net of all federal income, excise and employment taxes imposed on the Executive by reason of such payments. The Reduced Amount shall mean the largest aggregate amount of the Total Payments that if paid to the Executive would result in the Executive receiving a Net After-Tax Amount that is equal to or greater than the Net After-Tax Amount that the Executive would have received if the Total Payments had been made. If the Company determines that there is a Reduced Amount, the Total Payments will be reduced to the Reduced Amount. Such reduction shall be made by the Company with respect to benefits in the order and in the amounts suggested by the Executive, except to the extent that the Company determines that a different reduction or set of reductions would significantly reduce the costs or administrative burdens of the Company.

5.2 For purposes of determining whether the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax and for purposes of determining the Reduced Amount and the Net After-Tax Amount:

(a) Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any individual, entity, or group of individuals or entities (individually and collectively referred to in this subsection (b) as “Persons”) whose actions result in a change in control of the Company or any Person affiliated with the Company or such Persons) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of a tax advisor selected by the Company and reasonably acceptable to the Executive (“Tax Counsel”), such other payments or benefits (in whole or in part) should be treated by the courts as representing reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code), or otherwise not subject to the Excise Tax;

(b) The amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above);

(c) In the event that the Executive disputes any calculation or determination made by the Company, the matter shall be determined by Tax Counsel. All fees and expenses of Tax Counsel shall be borne solely by the Company.

(d) The Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the effective date of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes, taking into account the reduction in itemized deduction under Section 68 of the Code.

SECTION 6.     Covenants of the Executive. During the Continuation Period following any Change in Control pursuant to which the Executive receives the severance payment pursuant to Section 3.1(b)(ii), the Executive Covenants and agrees as follows:

(a) the Executive agrees to comply with [his/her] obligations under the Inventions, Copyright and Confidentiality Agreement that [he/she] entered into with the Company; and

(b) the Executive acknowledges that the Executive has knowledge of confidential and proprietary information concerning the current salary, benefits, skills, and capabilities of Company employees and that it would be improper for the Executive to use such Company proprietary information in any manner adverse to the Company’s interests. The Executive agrees that he/she will not recruit or solicit for employment, directly or indirectly, any employee of the Company during the Continuation Period.

SECTION 7.     Successors; Binding Agreement.

This Agreement will be binding upon and will inure to the benefit of the Company and its Successors, and the Company will require any Successors to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the

Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder will be assignable or transferable by the Executive or by the Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive’s legal representatives.

SECTION 8.     Fees and Expenses.

The Company will pay as they become due all legal fees and related expenses (including the costs of experts) incurred by the Executive, in good faith, in (a) contesting or disputing, any such termination of employment and (b) seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits. If the dispute is resolved by a final decision of an arbitrator pursuant to Section 15 in the favor of the Company, the Executive shall reimburse the Company for all such legal fees and related expenses (including costs of experts) paid by the Company on behalf of the Executive.

SECTION 9.     Notice.

For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) will be in writing and will be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company will be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications will be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address will be effective only upon receipt.

SECTION 10.     Dispute Concerning Termination.

If prior to the Date of Termination (as determined without regard to this Section 10), the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

SECTION 11.     Compensation During Dispute.

If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 10 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the Notice of Termination was given, until the Date of Termination, as determined in accordance with Section 10 hereof. Amounts paid under this Section 11 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement or otherwise.

SECTION 12.     Nonexclusivity of Rights.

Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company for which the Executive may qualify, nor will anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company will be payable in accordance with such plan or program, except as specifically modified by this Agreement.

SECTION 13.     No Set-Off.

The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not be affected by any circumstances, including any right of set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

SECTION 14.     Miscellaneous.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement.

SECTION 15.     Governing Law and Binding Arbitration.

This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. All disputes relating to this Agreement, including its enforceability, shall be resolved by final and binding arbitration before an arbitrator appointed by the Judicial Arbitration and Mediation Service (JAMS), in accordance with the rules and procedures of arbitration under the Company’s Dispute Resolution Program, attached hereto as Exhibit B, with the arbitration to be held in San Diego, California.

SECTION 16.     Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

SECTION 17.     Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to severance protection in connection with a Change in Control.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

K.C. Dahlberg Chairman, President & Chief Executive Officer

[Executive’s Name]

Exhibit A

to

Severance Protection Agreement

RELEASE OF ALL CLAIMS AND POTENTIAL CLAIMS

1. This Release of All Claims and Potential Claims (“Release”) is entered into by and between                                      (“                    ”) and Science Applications International Corporation (hereinafter “SAIC”).                      and SAIC have previously entered into a Severance Protection Agreement dated                      (“Severance Agreement”). In consideration of the promises made herein and the consideration due                      under the Severance Agreement, this Release is entered into between the parties.

2. (a) The purposes of this Release are:

(i) To settle completely and release SAIC, its individual and/or collective officers, directors, stockholders, agents, parent companies, subsidiaries, affiliates, predecessors, successors, assigns, employees (including all former employees, officers, directors, stockholders and/or agents), attorneys, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs) (referred to collectively as “Releasees”) in a final and binding manner from every claim and potential claim for relief, cause of action and liability of any and every kind, nature and character whatsoever, known or unknown, that ________ has or may have against Releasees arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities arising out of, relating to or resulting from the employment relationship between ________ and SAIC and/or the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act, and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730, but excluding any rights or benefits to which _______ is entitled under the Severance Agreement.

(b) This is a compromise settlement of all such claims and potential claims, known or unknown, and therefore this Release does not constitute either an admission of liability on the part of ________ and SAIC or an admission, directly or by implication, that ________ and/or SAIC have violated any law, rule, regulation, contractual right or any other duty or obligation. The parties hereto specifically deny that

Severance Protection Agreement

they have violated any law, rule, regulation, contractual right or any other duty or obligation.

(c) This Release is entered into freely and voluntarily by ________ and SAIC solely to avoid further costs, risks and hazards of litigation and to settle all claims and potential claims and disputes, known or unknown, in a final and binding manner.

3. For and in consideration of the promises and covenants made by ________ to SAIC and SAIC to ________, contained herein, ________ and SAIC have agreed and do agree as follows:

(a) ________ waives, releases and forever discharges Releasees from any claims and potential claims for relief, causes of action and liabilities, known or unknown, that he has or may have against Releasees arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities of any and every kind, nature and character whatsoever, known or unknown, arising out of, relating to or resulting from the employment relationship between ________ and SAIC and the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act, and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730 but excluding any rights or benefits to which _______ is entitled under the Severance Agreement.

(b) ________ agrees that he will not directly or indirectly institute any legal proceedings against Releasees before any court, administrative agency, arbitrator or any other tribunal or forum whatsoever by reason of any claims and potential claims for relief, causes of action and liabilities of any and every kind, nature and character whatsoever, known or unknown, arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities arising out of, relating to or resulting from the employment relationship between ________ and SAIC and/or the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act.

(c) ________ is presently unaware of any injuries that he may have suffered as a result of working at SAIC and has no present intention of filing a workers’ compensation claim. Should any such claim arise in the future, ________ waives and releases any right to proceed against SAIC for such a claim. ________ also waives any right to bring any disability claim against SAIC or its carrier.

4. As a material part of the consideration for this Agreement, ________ and his agents and attorneys, agree to keep completely confidential and not disclose to any

Severance Protection Agreement

person or entity, except immediate family, attorney, accountant, or tax preparers, or in response to a court order or subpoena, the terms and/or conditions of this Release and/or any understandings, agreements, provisions and/or information contained herein or with regard to the employment relationship between ________ and SAIC. _________ understands and agrees that SAIC may be required by law to report all or a portion of the amounts paid to _________ and/or his attorney in connection with this Agreement to the taxing authorities.

5. Any dispute, claim or controversy of any kind or nature, including but not limited to the issue of arbitrability, arising out of or relating to this Release, or the breach thereof, or any disputes which may arise in the future, shall be settled in a final and binding before an arbitrator appointed by the Judicial Arbitration and Mediation Service in accordance with the rules and procedures of arbitration under the Company’s Dispute Resolution Program, attached hereto as Exhibit A. The prevailing party shall be entitled to recover all reasonable attorneys’ fees, costs and necessary disbursements incurred in connection with the arbitration proceeding. Judgment upon the award may be entered in any court having jurisdiction thereof.

6. It is further understood and agreed that ________ has not relied upon any advice whatsoever from SAIC and/or its attorneys individually and/or collectively as to the taxability, whether pursuant to Federal, State or local income tax statutes or regulations, or otherwise, of the consideration transferred hereunder and that he will be solely liable for all of his tax obligations. ________ understands and agrees that SAIC may be required by law to report all or a portion of the amounts paid to him and/or his attorney in connection with this Release to federal and state taxing authorities. ________ waives, releases, forever discharges and agrees to indemnify, defend and hold SAIC harmless with respect to any actual or potential tax obligations imposed by law.

7. ________ acknowledges that he has read, understood and truthfully completed the Business Ethics and Conduct Disclosure Statement attached hereto as Exhibit B.

8. It is further understood and agreed that Releasees and/or their attorneys shall not be further liable either jointly and/or severally to ________ and/or his attorneys individually or collectively for costs and/or attorneys fees, including any provided for by statute, nor shall ________ and/or his attorneys be liable either jointly and/or severally to SAIC and/or its attorneys individually and/or collectively for costs and/or attorneys’ fees, including any provided for by statute.

9. ________ understands and agrees that if the facts with respect to which this Release are based are found hereafter to be other than or different from the facts now believed by him to be true, he expressly accepts and assumes the risk of such possible

Severance Protection Agreement

difference in facts and agrees that this Release shall be and remain effective notwithstanding such difference in facts.

10. ________ understands and agrees that there is a risk that the damage and/or injury suffered by ________ may become more serious than he now expects or anticipates. ________ expressly accepts and assumes this risk, and agrees that this Release shall be and remains effective notwithstanding any such misunderstanding as to the seriousness of said injuries or damage.

11. ________ understands and agrees that if he hereafter commences any suit arising out of, based upon or relating to any of the claims and potential claims for relief, cause of action and liability of any and every kind, nature and character whatsoever, known or unknown, he has released herein, ________ agrees to pay Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit.

12. It is further understood and agreed that this Release shall be binding upon and will inure to the benefit of ________’s spouse, heirs, successors, assigns, agents, employees, representatives, executors and administrators and shall be binding upon and will inure to the benefit of the individual and/or collective successors and assigns of Releasees and their successors, assigns, agents and/or representatives.

13. This Release shall be construed in accordance with and governed for all purposes by the laws of the State of California.

14. ________ agrees that he will not seek future employment with, nor need to be considered for any future openings with SAIC, any division thereof, or any subsidiary or related corporation or entity.

15. ________ and Releasees waive all rights under Section 1542 of the California Civil Code, which section has been fully explained to them by their respective legal counsel and which they fully understand. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

16. ________ waives all rights to indemnification for actions occurring through his affiliation with SAIC, whether those rights arise from statute, corporate charter documents or any other source.

17. If any part of this Agreement is found to be either invalid or unenforceable, the remaining portions of this Agreement will still be valid.

Severance Protection Agreement

18. This Agreement is intended to release and discharge any claims of __________ under the Age Discrimination and Employment Act. To satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. section 626(f), the parties agree as follows:

A.	_________ acknowledges that he has read and understands the terms of this Agreement.

B.	__________ acknowledges that he has been advised in writing to consult with an attorney, if desired, concerning this Agreement and has received all advice he deems necessary concerning this Agreement.

C.	__________ acknowledges that he has been given twenty-one (21) days to consider whether or not to enter into this Agreement, has taken as much of this time as necessary to consider whether to enter into this Agreement, and has chosen to enter into this Agreement freely, knowingly and voluntarily.

D.	For a seven day period following the execution of this Agreement, _________ may revoke this Agreement by delivering a written revocation to Robert L. Levin at SAIC. This Agreement shall not become effective and enforceable until the revocation period has expired (the “Effective Date”).

19. ________ acknowledges that he has been encouraged to seek the advice of an attorney of his choice with regard to this Release. Having read the foregoing, having understood and agreed to the terms of this Release, and having had the opportunity to and having been advised by independent legal counsel, the parties hereby voluntarily affix their signatures.

20. This Agreement is to be interpreted without regard to the draftsperson. The terms and intent of the Agreement shall be interpreted and construed on the express assumption that all parties participated equally in its drafting.

21. This Release and Release constitutes a single integrated contract expressing the entire agreement of the parties hereto. Except for the Severance Agreement, which defines certain obligations on the part of both parties, and this Release and Release, there are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter herein.

Dated: ____________________, 20__

_________________________________

Science Applications
International Corporation

By:
Douglas E. Scott

Severance Protection Agreement

Exhibit A

to

Release of All Claims and Potential Claims

BUSINESS ETHICS AND CONDUCT

DISCLOSURE STATEMENT

Are you aware of any illegal or unethical practices or conduct anywhere within SAIC (including, but not limited to, improper charging practices, or any violations of SAIC’s Standards of Business Ethics and Conduct)?

Yes   ☐     No  ☐

(Your answer to all questions on this form will not have any bearing on the fact or terms of your Release with SAIC.)

If the answer to the preceding question is “yes,” list here, in full and complete detail, all such practices or conduct. (Use additional pages if necessary.)

Have any threats or promises been made to you in connection with your answers to the questions on this form?

Yes   ☐     No  ☐

A-1

Release of All Claims and Potential Claims

If “yes,” please identify them in full and complete detail. Also, notify the Company’s General Counsel at (858) 826-7325 immediately.

I declare under penalty of perjury, under the laws of the State of California and of the United States, that the foregoing is true and correct.

Executed this ____ of ___________________, 20__, at San Diego, California.

______________________________

A-2

Release of All Claims and Potential Claims

Exhibit B

to

Release of All Claims and Potential Claims

SAIC Employment Arbitration Rules and Procedures

See Exhibit B to Severance Protection Agreement.

B-1

Release of All Claims and Potential Claims

Exhibit B to Severance Protection Agreement
SAIC Employment Arbitration Rules & Procedures

1. DEMAND FOR ARBITRATION

Any party to an Arbitration Agreement may initiate arbitration by serving upon the other party, either personally or by mail, a completed Mediation/Arbitration Request Form (Attachment A to the SAIC Employee Dispute Resolution Guide). (See Rule 7[K] hereof). A copy of the Mediation/Arbitration Request Form must be promptly sent by SAIC to the appropriate AAA office. If on the date, the Mediation/Arbitration Request Form is received by SAIC, any claim, if asserted in a civil action, would have been barred by the applicable Statute of Limitations, then the claim shall be deemed barred for purposes of arbitration.

An arbitration also is initiated by the receipt by AAA of an order from a court compelling arbitration. For purposes of the Statute of Limitations, the arbitration is deemed initiated as of the date of issuance of the court order, not any other date (such as the date of the commencement of the judicial proceedings that led to the order).

2. SELECTING THE ARBITRATOR

Promptly upon receipt of the completed Mediation/Arbitration Request Form, AAA will provide each party with an identical list of seven (7) prospective arbitrators from its panel of labor and employment arbitrators. (For purposes of arbitrator selection, all defendants, whether or not separately represented, shall be deemed to be one party). Within fifteen (15) working days from receipt of the AAA list, the parties or their representatives will meet or participate in a teleconference to select an arbitrator in the following manner. Each party shall alternately strike the name of any arbitrator on the list to which it objects. The party initiating the claim will strike first. If a party does not timely participate in such meeting or teleconference, all persons on the list will be deemed acceptable to the non-responding party. If after striking, no mutually acceptable arbitrator exists, a new list of seven (7) prospective arbitrators shall be issued by AAA. Each party shall alternately strike one of the arbitrators from the list until only one arbitrator remains. The party asserting the claim will strike first. If the arbitrator named declines or is or becomes unable to serve, or if for any reason the appointment cannot be made from the submitted lists, the selection process shall be repeated from the beginning.

3. HEARING DATE

The arbitrator will promptly set a hearing date and time and will mail written notice to each of the parties at least sixty (60) days in advance of the hearing unless the parties otherwise agree or mutually waive notice.

4. ADMINISTRATIVE CONFERENCE (As necessary)

Once an arbitrator is selected, the parties may request or the arbitrator may require one or more administrative conference(s). Such conference is for the purpose of setting procedure, managing discovery, exchanging witness and expert lists, narrowing the issues in dispute, or such other matters as may be deemed necessary or expedient by the arbitrator for the efficient administration and hearing of the dispute. In complex cases, the arbitrator will assist the parties in defining the issues and obtaining stipulations where possible.

Severance Protection Agreement

SAIC Employment Arbitration Rules & Procedures

5. PRE-HEARING PROCEDURE

A.	Pleadings. Formal pleadings are not required. However, the party initiating the claim shall in the Mediation/Arbitration Request Form, put AAA and the responding party on notice of the claims asserted and include a short and plain statement of (i) the factual basis for the claims, and (ii) the amount of damages being sought, and a description of any other relief being sought. The responding party shall, within thirty (30) days of receipt of the Mediation/Arbitration Request Form, put AAA and the initiating party on notice of any affirmative defense(s) or counter-claims that will be asserted.

B.	Discovery. Discovery shall be as set forth below.

(a)	Witnesses/Documents: At least thirty (30) days before the arbitration, the parties shall exchange lists of witnesses, including any experts, as well as copies of all exhibits intended to be used at the hearing. The arbitrator shall have discretion to order earlier and additional pre- hearing exchange of information.

(b)	Depositions: Each party shall have the right to take the deposition of two individuals as well as a deposition from any expert designated by the other party.

(c)	Document Production: Each party shall have the right to require production of relevant documents from the other party.

(d)	Other Discovery: No other discovery shall be had, except upon order of the arbitrator, and upon a showing of substantial need.

(e)	Discovery Motions: The arbitrator will establish an informal procedure to resolve discovery disputes. The procedure may include presentation of motions by letter as opposed to formal pleadings. Service of motions by facsimile transmission (FAX) and rulings by telephonic conference calls may also be permitted at the arbitrator’s discretion.

(f)	Subpoenas: The subpoena rights under Rule 7 (D) hereof shall apply to discovery.

C.	Dispositive Motions. The arbitrator shall have the jurisdiction and power to entertain a motion to dismiss and/or motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

D.	Continuance/Postponement of Hearing: Because hearing dates are selected to meet the convenience of the parties, witnesses and hearing officer, continuances are strongly discouraged. Continuances may be sought by stipulation or motion; however, if the hearing date is postponed or vacated, the hearing fees may be assessed by the arbitrator against the party or parties seeking the continuance. (See AAA written fee policy.)

E.	Fees: The fees, costs and expenses of AAA and the arbitrator shall be allocated between the parties as provided in Section 5 of the Mutual Agreement to Arbitrate Claims (the “Arbitration Agreement”), except that any hearing fees assessed against a party by the arbitrator pursuant to Rule 5(D) hereof shall be borne by the party so assessed.

Severance Protection Agreement

SAIC Employment Arbitration Rules & Procedures

6. BRIEFS

Concise pre-arbitration briefs are encouraged. Any such brief shall be filed and served ten (10) days before the arbitration date. Either party, upon request at the close of the hearing, may be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the arbitrator. Reply briefs may not be filed unless the arbitrator specifies to the contrary at the close of the hearing.

7. THE ARBITRATION HEARING

A.	Location: The arbitration will be at a mutually convenient and agreed upon location. If the parties cannot agree upon a location, the arbitration will be held at the AAA office nearest to Employee’s most recent SAIC employment location. For an Employee hired in the United States and on assignment outside the United States (Expatriate), the arbitration will be held at the AAA office nearest to the Expatriate’s Point of Origin.

B.	Conduct of Hearing: The arbitrator shall preside at the hearing and rule on the admission and exclusion of evidence under Rule 7(F) hereof as well as questions of procedure, and may exercise all other powers conferred by statute. The hearing will be conducted as if it were an informal court trial. Proceedings may be adjourned from time to time.

C.	Representation: Any party may be represented by an attorney or other representative selected by the party.

D.	Attendance of Witnesses and Production of Evidence: The arbitrator may issue subpoenas for the attendance of witnesses and the production of documents for the hearing.

E.	Order of Proof: The order of proof should generally follow that of a typical court trial, including an opportunity to make opening statements and closing arguments.

F.	Presentation of Evidence: Judicial rules relating to the order of proof, the conduct of the hearing and the presentation and admissibility of evidence will not be applicable. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence upon which responsible persons are accustomed to rely in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law.

G.	Law: The arbitrator shall apply the substantive law and the law of remedies, if applicable, of the state in which the employee was performing a majority of his or her work, or federal law or both, as may be applicable to the claim(s) being asserted. For an Expatriate, the arbitrator shall apply the substantive law and the law of remedies, if applicable, of the state of Expatriate’s Point of Origin, or federal law, or both, as may be applicable to the claim(s) being asserted by the Expatriate.

H.	Ancillary Services: Any party desiring a stenographic record may hire a court reporter to attend the proceedings. The same applies to any party desiring an interpreter. The requesting party must notify the other parties of the arrangements in advance of the hearing and must pay the costs incurred. If the other party desires a copy of the transcript, it shall be made available, but in that event the reporter’s total charges shall be shared equally by all parties. For purposes of this rule, all claimants shall be deemed to be one party, and all defendants shall be deemed to be one party.

I.	Payment of Attorney and Witness Expenses: Each party shall pay its own attorneys’ fees, witness fees and other expenses incurred for its own benefit, unless otherwise provided by contract or statute.

Severance Protection Agreement

SAIC Employment Arbitration Rules & Procedures

J.	Arbitration in the Absence of a Party or Representative: The arbitration may proceed in the absence of any party or representative who, after due notice, fails to appear or fails to obtain a continuance. Even if a party defaults, the arbitrator shall require the appearing party who is present to submit such evidence as is necessary for the making of an award.

K.	Serving Notice: Any papers, notices or process necessary or proper for the initiation or continuation of an arbitration under these rules, for any court action in connection therewith or for the entry of judgment on any award made under these rules, may be personally served on or mailed to the party or its representative at the last known address, or by personal service, provided that a reasonable opportunity to be heard with regard to the proceeding has been granted to the party. The arbitrator may allow, and/or the parties may consent to, the use of facsimile transmission [FAX], telex, telegram, or other written forms of electronic communication to give notices required by these rules.

L.	Waiver of Rules: Any party who proceeds into arbitration with knowledge that any provision or requirement of these rules has not been complied with and who fails to state an objection thereto in writing, shall be deemed to have waived the right to object.

M.	Jurisdiction: The arbitrator has the authority to resolve any dispute relating to the formation, interpretation, applicability or enforceability of the Arbitration Agreement.

8. AWARD AND ENFORCEMENT

A.	Award: The arbitrator shall make the award and issue an opinion in the written form typically rendered in labor arbitrations as soon as possible, and in no case more than thirty (30) days, after the close of evidence or the submission of post-hearing briefs, whichever is later. The arbitrator may grant any remedy or relief, legal or equitable, that would have been available had the claim been asserted in court. The award shall include a brief statement of the factual and legal bases for the ruling.

B.	Enforcement: Judgment may be entered on the award and the award may be judicially enforced. The award is final and binding, and no appeal from the award may be taken except as provided by law.

9. FILING FEE

To initiate arbitration, the Employee is required to pay $150.00, payable to SAIC. If the Employee is unable to afford the filing fee, the Employee may submit a sworn statement, in lieu of the fee, which includes an explanation why Employee is unable to pay the fee.

*	ln addition, SAIC will pay all other fees, costs and expenses of the arbitrator and AAA for administrating the arbitration (see page 12 of the Guide).

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Severance Protection Agreement